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                                                                   EXHIBIT 23.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement of SS&C Technologies, Inc. (the "Company") on Form S-3 of our report dated June 2, 1998, on our audit of the consolidated financial statements of Quantra Corporation and Subsidiaries as of December 31, 1997 and for the year ended December 31, 1997, which report has been included in Amendment No. 1 to Current Report on Form 8-K/A, dated March 20, 1998 as filed with the Commission on June 3, 1998. We also consent to the reference to our firm under the caption "Experts."

                                         /s/ COOPERS & LYBRAND L.L.P.

Hartford, Connecticut
June 19, 1998